Exhibit g 2 b

MainStay Funds Trust

February 29, 2016

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: MainStay Group of Funds Client Manager

Re: Amended and Restated Master Delegation Agreement (the “Agreement”)

Ladies and Gentlemen:

Please be advised that MainStay Funds Trust has changed the name of its portfolio, MainStay U.S. Small Cap Fund, to MainStay Epoch U.S. Small Cap Fund as of February 29, 2016. This name change is reflected in the attached revised Appendix A to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to NYLIM and retaining one for your records.

Sincerely,

MAINSTAY FUNDS TRUST

By:	/s/ Stephen P. Fisher
Name:	Stephen P. Fisher
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized

Effective Date: February 29, 2016

Appendix A

to the

Amended and Restated Master Delegation Agreement

(as of February 29, 2016)

Fund	Portfolio
The MainStay Funds

MainStay Common Stock Fund

MainStay Convertible Fund

MainStay Global High Income Fund

MainStay Government Fund

MainStay High Yield Corporate Bond Fund

MainStay Income Builder Fund

MainStay International Equity Fund

MainStay Large Cap Growth Fund

MainStay MAP Fund

MainStay Money Market Fund

MainStay Tax Free Bond Fund

MainStay Unconstrained Bond Fund

MainStay VP Funds Trust

MainStay VP Absolute Return Multi-Strategy Portfolio

MainStay VP Balanced Portfolio MainStay VP Bond Portfolio

MainStay VP Cash Management Portfolio

MainStay VP Common Stock Portfolio

MainStay VP Conservative Allocation Portfolio

MainStay VP Convertible Portfolio

MainStay VP Cornerstone Growth Portfolio

MainStay VP Cushing Renaissance Advantage Portfolio

MainStay VP Eagle Small Cap Growth Portfolio

MainStay VP Emerging Markets Equity Portfolio

MainStay VP Floating Rate Portfolio

MainStay VP Government Portfolio

MainStay VP Growth Allocation Portfolio

MainStay VP High Yield Corporate Bond Portfolio

MainStay VP ICAP Select Equity Portfolio

MainStay VP Income Builder Portfolio

MainStay VP International Equity Portfolio

MainStay VP Janus Balanced Portfolio

MainStay VP Large Cap Growth Portfolio

MainStay VP MFS® Utilities Portfolio

MainStay VP Mid Cap Core Portfolio

MainStay VP Moderate Allocation Portfolio

MainStay VP Moderate Growth Allocation Portfolio

MainStay VP PIMCO Real Return Portfolio

MainStay VP S&P 500 Index Portfolio

MainStay VP T. Rowe Price Equity Income Portfolio

MainStay VP U.S. Small Cap Portfolio

MainStay VP Unconstrained Bond Portfolio

MainStay VP Van Eck Global Hard Assets Portfolio

MainStay Funds Trust

MainStay Absolute Return Multi-Strategy Fund

MainStay Balanced Fund

MainStay California Tax Free Opportunities Fund

MainStay Conservative Allocation Fund

MainStay Cornerstone Growth Fund

MainStay Cushing MLP Premier Fund

MainStay Cushing Renaissance Advantage Fund

MainStay Cushing Royalty Energy Income Fund

MainStay Emerging Markets Opportunities Fund

MainStay Epoch Global Choice Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Small Cap Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Fund

MainStay Epoch U.S. Small Cap Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

MainStay High Yield Municipal Bond Fund

MainStay High Yield Opportunities Fund

MainStay ICAP Equity Fund

MainStay ICAP International Fund

MainStay ICAP Select Equity Fund

MainStay Indexed Bond Fund

MainStay International Opportunities Fund

MainStay Marketfield Fund

MainStay Moderate Allocation Fund

MainStay Moderate Growth Allocation Fund

MainStay New York Tax Free Opportunities Fund

MainStay Retirement 2010 Fund

MainStay Retirement 2020 Fund

MainStay Retirement 2030 Fund

MainStay Retirement 2040 Fund

MainStay Retirement 2050 Fund

MainStay S&P 500 Index Fund

MainStay Short Duration High Yield Fund

MainStay Tax Advantaged Short Term Bond Fund

MainStay Total Return Bond Fund

MainStay U.S. Equity Opportunities Fund

MainStay DefinedTerm Municipal Opportunities Fund

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